Exhibit 10.4

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into on March 30, 2016 (the “Effective Date”) between SOLAR SOLUTIONS AND DISTRIBUTION, LLC, a Colorado limited liability company with offices located at 8450 East Crescent Parkway, Suite 200, Greenwood Village, CO 80111-2816 (“Lender”), and REAL GOODS SOLAR, INC., a Colorado corporation (“RGS”), RGS FINANCING, INC., a Colorado corporation (“RGSF”), REAL GOODS ENERGY TECH, INC., a Colorado corporation (“Real Goods Energy”), ALTERIS RENEWABLES, INC., a Delaware corporation (“Alteris”) and REAL GOODS SYNDICATED, INC., a Delaware corporation (“Syndicated”), MERCURY ENERGY, INC., a Delaware corporation (“Mercury”), REAL GOODS SOLAR, INC. – MERCURY SOLAR, a New York corporation (“Mercury Solar”), ELEMENTAL ENERGY, LLC, a Hawaii limited liability company (“Elemental”), and SUNETRIC MANAGEMENT LLC, a Delaware limited liability company (“Sunetric”, and together with RGS, RGSF, Real Goods Energy, Alteris, Syndicated, Mercury, Mercury Solar and Elemental, individually and collectively, jointly and severally, the “Borrower”), and provides the terms on which Lender shall lend to Borrower and Borrower shall repay Lender. This Agreement replaces in its entirety that certain Loan and Security Agreement dated as of December 19, 2011, as amended by a certain First Loan Modification Agreement, dated as of August 28, 2012, as further amended by a certain Second Loan Modification and Reinstatement Agreement, dated as of November 13, 2012, as further amended by a certain Third Loan Modification Agreement, dated as of March 27, 2013, as further amended by a certain Joinder and Fourth Loan Modification Agreement, dated as of September 26, 2013, as further amended by a certain Fifth Loan Modification Agreement, dated as of November 5, 2013, as further amended by a certain Joinder and Sixth Loan Modification Agreement, dated as of June 6, 2014, as further amended by a certain Seventh Loan Modification and Waiver Agreement, dated as of November 19, 2014, as further amended by a certain Eighth Loan Modification Agreement, dated as of January 30, 2015, as further amended by a certain Ninth Loan Modification and Agreement, dated as of March 16, 2015, and as further amended by a certain Tenth Loan Modification and Waiver Agreement, dated as of November 6, 2015, by and between Lender and Borrower, and as further amended by that certain Loan Modification and Waiver Agreement dated January 19, 2016, and as further amended by that certain Waiver and Consent Agreement dated January 19, 2016, and as further amended by that certain Loan Modification and Waiver Agreement dated February 4, 2016 (as amended, the “Prior Loan Agreement”). The parties agree as follows:

1	ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2	LOAN AND TERMS OF PAYMENT

2.1          Promise to Pay. Borrower hereby unconditionally promises to pay Lender the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1	Revolving Advances.

(a)          Availability. Subject to the terms and conditions of this Agreement, and to deduction of Reserves, Lender shall fund into the Lender Account an amount equal to the Availability Amount. Borrower shall request Advances from the Lender Account into an account of Borrower maintained pursuant to the terms hereof, by submitting a borrowing request to Lender in accordance with Section 3.4 hereof. Subject to the terms and conditions set forth herein, upon reciept of each borrowing request, Lender shall instruct the bank or financial institution where the Lender Account is located to fund the requested Advance into the specified Account in accordance with Section 2.5 and Section 3.4; provided however that Lender shall not be required to authorize any Advance in excess of the Availability Amount. Amounts borrowed under the Revolving Line may be repaid, and prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein. Borrower shall submit with each borrowing request a Transaction Report in accordance with Section 3.4 executed by a Responsible Officer. Borrower will submit a Transaction Report each week independent of whether or not Borrower is making a borrowing request.

(b)          Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

(c)          Advances on the Effective Date. On February 9th, 2016, the Solar Solutions Receivable Amount became an Advance hereunder, and is considered paid in full for the purposes of the Exclusive Master Supply Agreement by and between RGS and Lender dated as of April 29, 2015. Any Advances made pursuant to the terms hereof prior to the Effective Date which remain unpaid on the Effective Date shall continue to be Advances hereunder.

(d)          Certain Required Payments. Notwithstanding anything herein to the contrary, Borrower shall make the following required payments on the Revolving Line:

Date	Payment Amount

May 15, 2016	$167,513.41

June 15, 2016	$167,513.40

July 15, 2016	$335,026.81

September 15, 2016	$335,026.81

November 15, 2016	$335,026.81

January 15, 2017	$335,026.81

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If any date listed above, is not a Business Day such amount shall be due on the next Business Day. Prior to the Revolving Line Maturity Date, such amouts may be reborrowed, subject to the applicable terms and conditions precedent herein.

2.2	Overadvances.

(a)          If, at any time, the sum of the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base (such excess amount being an “Overadvance”), Borrower shall immediately pay to Lender in cash such Overadvance. Without limiting Borrower’s obligation to repay Lender any amount of the Overadvance, Borrower agrees to pay Lender interest on the outstanding amount of any Overadvance, on demand, at the Default Rate. To the extent an Overadvance occurs as a result of Borrower’s failure to repay the outstanding principal amount of any Advances at the time the Revolving Line is reduced (as set forth in the Revolving Line definition), at Lender’s election, (a) within five business days the Overadvance shall be repaid, subject to compliance with applicable rules of the Nasdaq Stock Market set forth in Section 2.2(b), with an issuance of shares of Borrower’s Class A common stock, par value $0.0001, using a per share conversion price of ninety percent (90%) of the per share closing price on the day of such Overadvance, or (b) Lender shall permit Borrower to sell certain Collateral, including leasing assets of RGSF, with such sale proceeds used to repay the Overadvance.

(b)          Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to issue shares of Borrower’s Class A common stock under Section 2.2(a) until Borrower makes such notices and receives such approvals required by Nasdaq Stock Market, including those required by Listing Rule 5250 and Listing Rule 5635. Borrower and Lender acknowledge that Borrower shall have no obligation to seek shareholder approval in the event the additional issuances of Borrower’s Class A common stock under and in connection with this agreement would trigger the shareholder approval requirements of Listing Rule 5635.

2.3	Payment of Interest on the Credit Extensions.

(a)          Interest Rate.

(i)          Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the greater of (i) the Prime Rate plus three percentage points (3.00%) and (ii) seven percent (7.00%) which interest shall in any event be payable monthly, in arrears, in accordance with Section 2.3(f) below.

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(ii)         Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is four percentage points (4.00%) above the rate that is otherwise applicable thereto (the “Default Rate”) unless Lender otherwise elects from time to time in its sole discretion to impose a smaller increase. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.

(b)          Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(c)          Computation; 360-Day Year. In computing interest, the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(d)         [Reserved]

(e)          Interest Payment Date. Unless otherwise provided, interest is payable monthly on the last calendar day of each month, provided that if such date is not a Business Day such amount shall be due on the next Business Day.

(f)           Payment; Interest Computation. Interest is payable monthly on the last calendar day of each month, provided that if such date is not a Business Day such amount shall be due on the next Business Day. In computing interest on the Obligations, all Payments received after 2:00pm Mountain time on any day shall be deemed received on the next Business Day. Lender shall not, however, be required to credit Borrower’s account for the amount of any item of payment which is unsatisfactory to Lender in its good faith business judgment.

2.4	Fees. Borrower shall pay to Lender:

(a)          Loan Conversion and Initiation Fee. Borrower shall pay Lender a one-time loan initiation fee, which shall be fully earned and payable immediately after the execution of this Agreement. Such fee will include any legal fees over the $25,000 already agreed to by Borrower in Section 3.1(e) and any other direct and labor expenses incurred by Lender during the loan initiation phase.

(b)          Unused Revolving Line Facility Fee. A fee (the “Unused Revolving Line Facility Fee”), payable quarterly, in arrears, on a calendar year basis, in an amount equal to two percent (2.00%) per annum of the average unused portion of the Revolving Line dedicated and placed in an account for the purpose of funding the Loan. The unused portion of the Revolving Line, for purposes of this calculation, shall equal the difference between (x) the Revolving Line amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Line outstanding. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Lender pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Lender’s obligation to make loans and advances hereunder.

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(c)          Collateral Exam Fees. Borrower shall pay Lender fees in connection with any collateral exams, audits or inspections conducted by or on behalf of Lender at the current rates established from time to time by Lender as its collateral exam fees (which fees are currently $1,000 per day per collateral examiner), together with all actual out-of-pocket costs and expenses incurred in conducting any collateral examination or inspection. Lender agrees to conduct such examinations, audits and inspections no more than once per quarter.

(d)          Loan and Collateral Administration Fees. Borrower shall pay Lender a monthly loan administration and collateral monitoring labor fee of Four Thousand Dollars ($4000) per month, which fee shall be due and payable monthly in arrears on the first day of the month and on the termination of this Agreement.

(e)          Lender Expenses. All Lender Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date taking into account any limitations on those expenses set forth herein, when due.

2.5	Payments; Application of Payments and Advances to Accounts.

(a)          All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 2:30 PM Mountain time on the date when due. Payments of principal and/or interest received after 2:30 PM Mountain time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)          Borrower shall have no right to specify the order or the accounts to which Lender shall allocate or apply any payments required to be made by Borrower to Lender or otherwise received by Lender under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c)          Temporary Transition of Sunetric Accounts. As of the Effective Date, the Sunetric Operating Account (defined below) shall be structured, and Borrower’s obligations with respect to the Sunetric Operating Account, are as follows:

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(i)          all of Sunetric’s receivables shall be deposited into its operating account at Bank of Hawaii (“BH”) (Account # XXXXXX3760) (the “Sunetric Operating Account”);

(ii)         Sunetric and Lender shall enter into a Deposit Account Control Agreement with BH for the Sunetric Operating Account in a form reasonably acceptable to Borrower and Lender, in accordance with the terms hereof;

(iii)        Sunetric shall grant Lender online access to view the Sunetric Operating Account;

(iv)        By 10:30 AM HST of each business day, Sunetric shall transfer all Daily Deposits out of the Sunetric Operating Account and into the dedicated account established by Lender at Wells Fargo Bank (Account # XXXXX5793) (the “Lender Account”). The Lender Account may only be used for activity related to this Agreement and Lender shall at all times maintain a balance in the Lender Account that equals or exceeds the undrawn portion of the Revolving Line. Lender shall in no event provide a security interest or other Lien in, or otherwise give a third party control of, the LenderAccount to any Person, and Lender acknowledges and agrees that all amounts deposited into the Lender Account in excess of the amounts owed to Lender on the Revolving Line shall be held in trust on behalf of Borrower until such amounts are transferred to the WF ZBA Account (defined below), or such other deposit account as instructed by Borrower in writing.

The temporary transition of accounts as described above shall not be changed or terminated unless Borrower and Lender each agree to any changes in writing.

(d)          Permanent Collateral Accounts. As of the Effective Date, the permanent collateral accounts shall be structured, and Borrower’s obligations with respect to such accounts, shall be as set forth below:

(i)  Borrower has established a restricted “one way” account at Wells Fargo Bank (“WF”) with account number ending 8478 (“the “WF Collateral Account”), and the WF Collateral Account shall allow deposits and transfers only to the Lender Account;

(ii)  all of Borrower’s receivables shall be deposited into the WF Collateral Account;

(iii)  intentionally omitted;

(iv)  Borrower and Lender shall enter into a Deposit Account Control Agreement with WF for the WF Collateral Account in a form reasonably acceptable to Borrower and Lender, in accordance with the terms hereof;

(v)  each business day, all funds in the WF Collateral Account shall automatically transfer to the Lender Account;

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(vi)  funds transferred to the Lender Account shall be applied and transferred by Lender on the same day as follows: (A) first, to repay any outstanding Advances on the Revolving Line, and (B) second, all amounts in excess of the then current Advances on the Revolving Line, shall be transferred to the zero balance account established by Borrower at WF (the "WF ZBA Account"), or such other account as instructed by Borrower to Lender in writing on the same day the such amounts are transferred from the WF Collateral Account to the Lender Account. The parties acknowledge that Borrower would not have entered into this arrangement without Lender’s agreement to hold any amounts in excess of the Advances made against the Revolving Line deposited into the Lender Account in trust on Borrower’s behalf, to transfer such excess amounts to the WF ZBA Account as provided herein, and to deliver Advances to Borrower in accordance herewith. Accordingly, the parties acknowledge and agree that Borrower shall be entitled to specific performance and other equitable relief by way of injunction with respect of a breach by Lender of these provisions, without any requirement to post a bond in connection therewith.

(e)          Sunetric Collateral Accounts. Notwithstanding anything in Subsection 2.5(d), within fifteen (15) days of the Effective Date, Sunetric shall establish a permanent, restricted, one-way collateral account with BH and all Sunetric Accounts receivable shall be deposited into such account (the “Sunetric Collateral Account”) or directly into the Lender Account. The Sunetric Collateral Account shall be a zero balance account and shall allow deposits and transfers only to the Lender Account, and:

(i)          Sunetric and Lender shall enter into a Deposit Account Control Agreement with BH for the Sunetric Collateral Account in a form reasonably acceptable to Sunetric and Lender, in accordance with the terms hereof;

(ii)  each business day, all funds in the Sunetric Collateral Account shall automatically transfer to the Lender Account;

(iii) funds transferred to the Lender Account directly or from the Sunetric Collateral Account shall be applied and transferred by Lender on the same day as that they were transferred to the Lender Account as follows: (A) first, to repay any outstanding Advances on the Revolving Line, and (B) second, all amounts in excess of the then current Advances on the Revolving Line, shall be transferred to the zero balance account established by Borrower at WF (the "WF ZBA Account"), or such other account as instructed by Borrower to Lender in writing on the same day the such amounts are transferred from the WF Collateral Account to the Lender Account. The parties acknowledge that Borrower would not have entered into this arrangement without Lender’s agreement to hold any amounts in excess of the Advances made against the Revolving Line deposited into the Lender Account in trust on Borrower’s behalf, to transfer such excess amounts to the WF ZBA Account as provided herein, to deliver Advances to Borrower in accordance herewith, and to post the Letter of Credit as described below. Accordingly, the parties acknowledge and agree that Borrower shall be entitled to specific performance and other equitable relief by way of injunction with respect of a breach by Lender of these provisions, without any requirement to post a bond in connection therewith.

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(f)  Lender Collateral Account. Lender established a collateral account at WF (the “Lender Collateral Account”) and funded it up to the Revolving Line amount less all outstanding Advances. Lender agrees to maintain a balance in the Lender Collateral Account equal to the Revolving Line minus outstanding Advances during the term of this Agreement.

2.6          Transfers from Future Financings. Borrower agrees to instruct the escrow agent in Borrower’s upcoming financing to make payments to Lender in accordance with Section 2.1.1(d) above unless the applicable payment has previously been made by Borrower and in connection therewith Lender consents to Borrower issuing up to $12,000,000 in convertible notes(the “Note Financing”) with principal and interest payments payable either (a) with Borrower’s Class A Common Stock or (b) from the collateral account established to hold the unreleased proceeds from the Note Financing.

3	CONDITIONS OF LOANS

3.1          Conditions Precedent to Amendment and Restatement. Lender’s obligation to close on the amendment and restatement of this Agreement is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, such documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate, including, without limitation:

(a)          duly executed signature pages to the Loan Documents;

(b)          authorizing resolutions of each Borrower authorizing and approving the Loan Documents;

(c)          the Perfection Certificates of each Borrower, together with the duly executed signature pages thereto in the form previously delivered to Lender;

(d)          a legal opinion of Borrower’s counsel, substantially in the form attached hereto as Exhibit B, with regard to existence and authorization of the Loan Documents with regard to each Borrower and the perfection of Lender’s security interest upon the filing of the UCC-1 Financing Statements, in the form and substance reasonably acceptable to Lender, in its discretion (parties acknowledge that for purposes of this Agreement, Lender's discretion shall be the reasonable discretion of a private, non-banking lender, acting in good faith), dated as of the Effective Date; and

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(e)          payment of the $25,000 transaction fee which Borrower may borrow under the Loan.

(f)          Lender and Borrower shall amend that certain Exclusive Master Supply Agreement between Borrower and Lender dated April 29, 2015 to provide that each invoice shall be due immediately upon Borrower’s receipt of such invoice. Such amendment shall be executed within seven (7) days of the date of the Effective Date.

3.2          Conditions Precedent to all Credit Extensions. Lender’s obligation to make each Credit Extension, is subject to the following conditions precedent:

(a)          except as otherwise provided in Section 3.4, timely receipt of an executed Transaction Report;

(b)          the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Transaction Report and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c)          in Lender’s reasonable discretion there has not been a Material Adverse Change.

3.3           Covenant to Deliver. Borrower agrees to deliver to Lender each item required to be delivered to Lender under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Lender of any such item shall not constitute a waiver by Lender of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Lender’s sole discretion.

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3.4           Procedures for Borrowing; Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Lender (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 2:30 pm Mountain time on any Business Day that is a Monday or Wednesday. Together with any such electronic or facsimile notification, Borrower shall deliver to Lender by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee. Lender may rely on any telephone notice given by a person whom Lender believes is a Responsible Officer or designee. Subject to the terms and conditions set forth herein, upon reciept of each borrowing request, Lender shall provide an instruction to the bank or financial institution where the Lender Account is located to fund the requested Advance into the specified WF ZBA Account or, in the case of a requested Advance for Sunetric, directly to the Sunetric Operating Account, by close of business the following Business Day. While Advances may be allocated for payment to specified Borrowers, the Availability Amount shall be determined for all Borrowers in the aggregate and not in any case on an individual basis. Lender may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Borrower may only request two (2) advances per week and no individual Borrower may make a separate request for Advance.

4	CREATION OF SECURITY INTEREST

4.1          Grant of Security Interest. Borrower hereby grants Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

If this Agreement is terminated, Lender’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full, and at such time, Lender shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event all Obligations (other than inchoate indemnity obligations), are satisfied in full, and this Agreement is terminated, Lender shall terminate the security interest granted herein.

4.2          Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that expressly have superior priority to Lender’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Lender in a writing signed by Borrower of the general details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender.

4.3          Authorization to File Financing Statements. Borrower hereby authorizes Lender to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, may be deemed to violate the rights of Lender under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Lender’s discretion.

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5	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1          Due Organization; Authorization; Power and Authority. Borrower and each of its Subsidiaries are duly existing and in good standing as a Registered Organization in its jurisdiction of formation and each is qualified and licensed to do business and each is in good standing in any jurisdiction in which the conduct of each of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Lender completed certificates each signed by Borrower, entitled “Perfection Certificate”. Borrower represents and warrants to Lender that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Lender of such occurrence and provide Lender with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2          Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts described in the Perfection Certificate delivered to Lender in connection herewith, or of which Borrower has given Lender notice and taken such actions as are necessary to give Lender a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

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The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Lender and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Lender in its sole discretion.

All Inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not have a material adverse effect on Borrower’s business.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.

5.3          Accounts Receivable. For any Eligible Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. Whether or not an Event of Default has occurred and is continuing, Lender may, after consultation and reasonable notice to the Borrower, notify any Account Debtor owing Borrower money of Lender’s security interest in such funds and verify the amount of such Eligible Account. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Certificate. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

5.4          Litigation. Except as previously disclosed to Lender, there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, Seventy Five Thousand Dollars ($75,000), individually, or One Hundred and Fifty Thousand ($150,000) in the aggregate and which are not otherwise covered by Borrower's insurance carriers.

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5.5          Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Lender fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Lender.

5.6          Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities. After the transactions in this Agreement and the closing of the Note Financing, Borrower will not be left with unreasonably small capital after the transactions in this Agreement; and Borrower will be able to pay its debts (including trade debts) as they mature.

5.7          Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

5.8          Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.9          Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Lender in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

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5.10        Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.11        Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Lender that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12        Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers and their immediate subordinates.

5.13        Designated Senior Indebtedness. The Loan Documents and all of the Obligations shall be deemed “Designated Senior Indebtedness” or a similar concept thereof for purposes of any Indebtedness of the Borrower.

6	AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1	Government Compliance.

(a)          Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, the noncompliance with which could have a material adverse effect on Borrower’s business.

(b)          Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Lender in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Lender.

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6.2	Financial Statements, Reports, Certificates.

(a)          Borrower shall provide Lender with the following:

(i)          (A) the prior month end reconciled Transaction Report monthly, within twenty (20) days after the end of each month, and (B) upon each request for a Credit Extension, a Transaction Report;

(ii)         within twenty (20) days after the end of each month, (A) monthly accounts receivable aging’s, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports and general ledger,

(iii)        as soon as available, and in any event within thirty (30) days after the end of each month, monthly unaudited consolidating financial statements;

(iv)        within thirty (30) days after the end of each month, (A) monthly Deferred Revenue report, (B) monthly Lender statements, in form and substance acceptable to Lender, in its reasonable discretion, for each Lender account of Borrower maintained at a financial institution other than Lender and/or Lender’s Affiliates, and (C) schedules of assets related to third-party construction and financing arrangements (including, without limitation, such construction and financing arrangements involving Finco or any Subsidiary of Finco), including a list of any performance bonds;

(v)         within thirty (30) days after the end of each month a monthly Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Lender shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;

(vi)        within twenty (20) days after approval by Borrower’s board of directors and in any event within sixty (60) days after the end of each fiscal year of Borrower, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by quarter) for the upcoming fiscal year of Borrower, and (B) annual financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections;

(vii)       within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt;

(viii)      as soon as available, and in any event within one hundred twenty (120) days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Lender; and (y) within five (5) days after filing, all reports on Form 10-K, 10-Q and 8 K filed with the SEC or a link thereto on Borrower’s or another website on the Internet;

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(ix)         a prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually Fifty Thousand Dollars ($50,000) individually, or Seventy Five Thousand Dollars ($75,000) in the aggregate and which are not otherwise covered by Borrower's insurance carriers;

(x)          on last Business Day of each month, a cash flow forecast for Borrower, prepared with weekly detail and otherwise in form and substance acceptable to Lender, in its reasonable discretion.

(b)          Borrower shall provide Lender with prompt written notice of (i) any material change in the composition of the Intellectual Property, (ii) the registration of any Copyright (including any subsequent ownership right of Borrower in or to any Copyright), Patent or Trademark not previously disclosed to Lender, or (iii) Borrower’s knowledge of an event that materially adversely affects the value of the Intellectual Property.

6.3	Accounts Receivable.

(a)          Schedules and Documents Relating to Accounts. Borrower shall deliver to Lender transaction reports and schedules of collections, as provided in Section 6.2, on Lender’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Lender’s Lien and other rights in all of Borrower’s Accounts, nor shall Lender’s failure to advance or lend against a specific Account affect or limit Lender’s Lien and other rights therein. If requested by Lender, Borrower shall furnish Lender with copies (or, at Lender’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Borrower shall deliver to Lender, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary endorsements, and copies of all credit memos.

(b)          Disputes. Borrower shall promptly notify Lender of all disputes or claims relating to Accounts. Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Lender in the regular reports provided to Lender; (ii) no Default or Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the Availability Amount.

(c)          Collection of Accounts. Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. Borrower shall cause all payments on, and proceeds of, Accounts to be deposited directly by the applicable Account Debtor into an account of Borrower pursuant to the terms hereof. Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts into an account of Borrower pursuant to the terms hereof, which after the occurrence and during the continuance of an Event of Default, may be applied pursuant to the terms of Section 9.4 hereof.

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(d)          Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) provide a copy of such credit memorandum to Lender, upon request from Lender. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall immediately notify Lender of the return of the Inventory.

(e)          Verification. Lender may, from time to time, after consultation and reasonable notice to the Borrower, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Lender or such other name as Lender may choose.

(f)          No Liability. Lender shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Lender be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Lender from liability for its own gross negligence or willful misconduct.

6.4           Remittance of Proceeds. Borrower agrees that it will maintain all proceeds of Collateral into an account of Borrower pursuant to the terms hereof. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

6.5           Taxes; Pensions; Withholding. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Lender, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.6           Access to Collateral; Books and Records. At reasonable times, on one (1) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Lender, or its agents, shall have the right to inspect the Collateral and the right to audit Borrower’s Books. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per day (or such higher amount as shall represent Lender’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. Lender agrees to conduct such inspections and audits no more than once per quarter.

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6.7           Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Lender may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Lender. All property policies shall have a lender’s loss payable endorsement showing Lender as a lender loss payee and waive subrogation against Lender. All liability policies shall show, or have endorsements showing, Lender as an additional insured. All policies (or their respective endorsements) shall provide that the insurer shall give Lender 30 day notice of a material change or cancellation for underwriting reasons; 45 days for non-renewal; and 10 days for cancellation for non-payment. At Lender’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. If Borrower fails to obtain insurance as required under this Section 6.7 or to pay any amount or furnish any required proof of payment to third persons and Lender, Lender may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Lender deems prudent.

6.8           Transfers from Future Financings. Borrower shall instruct the escrow agent in any additional financings to make payments to Lender in accordance with Section 2.1.1(d).

6.9	Financial Covenant.

Maintain at all times, subject to periodic reporting as described below, on a consolidated basis with respect to Borrower, unless otherwise indicated:

(a)          Liquidity. Borrower shall maintain at all times, certified monthly by Borrower, the sum of (i) Qualified Cash plus (ii) the unused Availability Amount in an amount equal to or greater than One Hundred Thousand Dollars ($100,000).

6.10	Protection of Intellectual Property Rights.

(a)          (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Lender in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Lender’s written consent.

(b)          Provide written notice to Lender within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Lender requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Lender to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Lender to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Lender’s rights and remedies under this Agreement and the other Loan Documents.

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(c)          To the extent not already disclosed in writing to Lender, if Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall immediately provide written notice thereof to Lender and shall, at Lender’s request, execute such intellectual property security agreements and other documents and take such other actions as Lender may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Lender in such property. If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Lender with at least fifteen (15) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Lender may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Lender in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Lender copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Lender to perfect and maintain a first priority perfected security interest in such property.

6.11       Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Lender, without expense to Lender, Borrower and its officers, employees and agents and Borrower’s Books, to the extent that Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Lender with respect to any Collateral or relating to Borrower.

6.12       Creation/Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenant contained in Section 7.3 hereof, in the event Borrower or any Subsidiary creates or acquires any Subsidiary, Borrower and such Subsidiary shall promptly notify Lender of the creation or acquisition of such new Subsidiary and, at Lender’s request, in its sole discretion, take all such action as may be reasonably required by Lender to cause each such Subsidiary to, in Lender’s sole discretion, become a co-Borrower or Guarantor under the Loan Documents and grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower shall grant and pledge to Lender a perfected security interest in the stock, units or other evidence of ownership of each Subsidiary.

6.13       Further Assurances. Execute any further instruments and take further action as Lender reasonably requests to perfect or continue Lender’s Lien in the Collateral or to effect the purposes of this Agreement. Borrower shall deliver to Lender, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

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6.14	Intentionally deleted.

7	NEGATIVE COVENANTS

Borrower shall not do any of the following without Lender’s prior written consent:

7.1          Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; and (d) involving Finco or any Subsidiary of Finco; provided that proceeds of any such sale or disposition are deposited into a Collateral Account.

7.2          Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries (other than Finco or any Subsidiary of Finco, for which this Section 7.2 shall be inapplicable) to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; or (b) liquidate or dissolve; or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than 51% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Lender the venture capital investors prior to the closing of the transaction and provides to Lender a description of the material terms of the transaction).

Borrower shall not, without at least thirty (30) days prior written notice to Lender: (1) add any new offices or business locations (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000) in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3          Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries (other than Finco or any Subsidiary of Finco, for which this Section 7.3 shall be inapplicable) to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person without the prior written consent of the Lender, which consent shall not be unreasonably withheld. A Subsidiary may merge or consolidate into Borrower.

7.4          Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary (other than Finco or any Subsidiary of Finco, for which this Section 7.4 shall be inapplicable) to do so, other than Permitted Indebtedness.

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7.5          Encumbrance. Create, incur, allow, or suffer any Lien on any of its property or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries (other than Finco or any Subsidiary of Finco, for which this Section 7.5 shall be inapplicable) to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Lender) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6          Maintenance of Collateral Accounts. Maintain any account of Borrower except pursuant to the terms hereof for any period of thirty (30) days or more.

7.7          Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; or (b) directly or indirectly make any Investment (including, without limitation, any additional Investment in any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries (other than Finco or any Subsidiary of Finco for which this Section 7.7 shall be inapplicable) to do so.

7.8          Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions (i) contemplated by Finco or any Subsidiary of Finco pursuant to the terms and conditions of lease or purchase agreements, and (ii) that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9          Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Lender. Notwithstanding the foregoing, Lender agrees that Borrower may make principal and interest payments due under the securities issued in the Note Financing and that such payments will have first priority during the term of this Agreement provided that Borrower shall satisfy such payments either (a) with Borrower’s Class A Common Stock, or (b) from the collateral account established to hold the unreleased proceeds from the Note Financing.

7.10        Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or non-exempt Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

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8	EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1          Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension within three (3) Business Days after such amounts are due and payable, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2	Covenant Default.

(a)          Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, or 6.11, or violates any covenant in Section 7; or

(b)          Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3	Material Adverse Change. A Material Adverse Change occurs;

8.4	Attachment; Levy; Restraint on Business.

(a)          (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary) on deposit or otherwise maintained with Lender or any Lender Affiliate, or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

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(b)          (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any material part of its business;

8.5           Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6           Other Agreements. There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of One Hundred Thousand Dollars ($100,000); or (b) any default by Borrower or any Guarantor, the result of which could have a material adverse effect on Borrower’s or any Guarantor’s business;

8.7           Judgments. One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) individually, or at least One Hundred and Fifty Thousand Dollars ($150,000), in the aggregate (and in each case, not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and the same are not, within ten (10) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, stay, or bonding of such judgment, order, or decree);

8.8           Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Lender or to induce Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9           Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or the Subordination Agreement;

8.10         Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8. occurs with respect to any Guarantor, (d) the liquidation, winding up, or termination of existence of any Guarantor; or (e) (i) a material impairment in the perfection or priority of Lender’s Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations occurs with respect to any Guarantor; or

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8.11         Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

9	LENDER’S RIGHTS AND REMEDIES

9.1          Rights and Remedies. While an Event of Default occurs and continues Lender may, without notice or demand, do any or all of the following:

(a)          declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Lender);

(b)          stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Lender;

(c)          [Reserved]

(d)          terminate any foreign exchange forward contracts;

(e)          demand, sue for, or collect any Account and settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Lender considers advisable, notify any Person owing Borrower money of Lender’s security interest in such funds, and verify the amount of such account;

(f)          make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Lender requests and make it available as Lender designates. Lender may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Lender a license to enter and occupy any of its premises, without charge, to exercise any of Lender’s rights or remedies;

(g)          apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Lender owing to or for the credit or the account of Borrower;

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(h)         ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Lender’s benefit;

(i)           place a “hold” on any account maintained with Lender and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j)          demand and receive possession of Borrower’s Books; and

(k)          exercise all rights and remedies available to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2          Power of Attorney. Borrower hereby irrevocably appoints Lender as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Lender determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Lender or a third party as the Code permits. Borrower hereby appoints Lender as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Lender’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Lender is under no further obligation to make Credit Extensions hereunder. Lender’s foregoing appointment as Borrower’s attorney in fact, and all of Lender’s rights and powers, being coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Lender’s obligation to provide Credit Extensions terminates.

9.3          Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.7 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Lender may obtain such insurance or make such payment, and all amounts so paid by Lender are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Lender will make reasonable efforts to provide Borrower with notice of Lender obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Lender are deemed an agreement to make similar payments in the future or Lender’s waiver of any Event of Default.

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9.4           Application of Payments and Proceeds. If an Event of Default has occurred and is continuing, Lender may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Lender shall determine in its sole discretion. Any surplus shall be paid to Borrower or to other Persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency. If Lender, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of cash therefor.

9.5           Lender’s Liability for Collateral. So long as Lender complies with commercially reasonable practices for a non-banking lender regarding the safekeeping of the Collateral in the possession or under the control of Lender, Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6           No Waiver; Remedies Cumulative. Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender’s exercise of one right or remedy is not an election and shall not preclude Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Lender’s waiver of any Event of Default is not a continuing waiver. Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7           Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which Borrower is liable.

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9.8           Borrower Liability. Each Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Lender under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lender and such payment shall be promptly delivered to Lender for application to the Obligations, whether matured or unmatured.

10	NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”), other than Advance requests made pursuant to Section 3.4, by any party to this Agreement or any other Loan Document must be in writing and be delivered or sent by facsimile at the addresses or facsimile numbers listed below. Lender or Borrower may change its notice address by giving the other party written notice thereof. Each such Communication shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission (with such facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 10); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below. Advance requests made pursuant to Section 3.4 must be in writing and may be in the form of electronic mail, delivered to Lender by Borrower at the e-mail address of Lender provided below and shall be deemed to have been validly served, given, or delivered when sent (with such electronic mail promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 10). Lender or Borrower may change its address, facsimile number, or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Real Goods Solar, Inc.

833 West South Boulder Road

Louisville, CO 80027 Attention: Dennis Lacey, CEO

E-mail: dennis.lacey@rgsenergy.com

With a copies to

Alan Fine, Principal Financial Officer

Alan.fine@rgsfinancing.com             and

Paul Anderson, General Counsel,

Paul.anderson@rgsenergy.com

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If to Lender:	Solar Solutions and Distribution, LLC

8450 East Crescent Parkway, Suite 200,

Greenwood Village, CO 80111-2816_

Attention: DJ Alemayehu, Managing Director

dj@soldist.com

11	CHOICE OF LAW, VENUE, JURY TRIAL WAIVER

Colorado law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Lender each submit to the exclusive jurisdiction of the State and Federal courts in Colorado; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREINABOVE, LENDER SHALL SPECIFICALLY HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE LENDER’S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

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12	GENERAL PROVISIONS

12.1        Termination Prior to Maturity Date. This Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Lender or if Lender’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(b). Notwithstanding any such termination, Lender’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. Upon payment in full of the Obligations and at such time as Lender’s obligation to make Credit Extensions has terminated, Lender shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.

12.2        Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Lender’s prior written consent (which may be granted or withheld in Lender’s discretion). Lender has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents. Notwithstanding the foregoing, each Borrower consents to the assignment of this Agreement to Lender and confirms and agrees that such assignment complies fully with the requirements of the this Agreement regarding assignment and that neither SVB nor Lender need to obtain any consents from, or take any further action with respect to, Borrower to effectuate such assignment, and if any such consents or further action are or were required, each of the Borrowers waives all such requirements.

12.3        Indemnification. Borrower agrees to indemnify, defend and hold Lender and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including Lender Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Lender and Borrower contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.4        Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5        Correction of Loan Documents. Lender may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

12.6        Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.7        Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

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12.8        Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9        Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligation of Borrower in Section 12.3 to indemnify Lender shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.10      Confidentiality. In handling any confidential information, Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Lender’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Lender, collectively, “Lender Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Lender shall commercially reasonable efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Lender’s regulators or as otherwise required in connection with Lender’s examination or audit; (e) as Lender considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Lender so long as such service providers have executed a confidentiality agreement with Lender with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Lender’s possession when disclosed to Lender, or becomes part of the public domain after disclosure to Lender; or (ii) disclosed to Lender by a third party if Lender does not know that the third party is prohibited from disclosing the information.

Lender Entities may use the confidential information for reporting purposes and the development and distribution of databases and market analyses so long as such confidential information is aggregated and anonymized prior to distribution, unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.11      Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Lender arising out of or relating to the Loan Documents, Lender shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

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12.12      Right of Set Off. Borrower hereby grants to Lender, a lien, security interest and right of set off as security for all Obligations to Lender, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender (including a Lender subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.13      Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.14      Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.15      Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.16      Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.17      Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

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12.18      No Novation. Borrower and Lender hereby agree that, effective upon the execution and delivery of this Agreement by each such party, the terms and provisions of the Prior Loan Agreement) shall be and hereby are superseded in their entirety by the terms and provisions of this Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations of Borrower outstanding under the Prior Loan Agreement or instruments securing the same, which obligations shall remain in full force and effect, except to the extent that the terms thereof are modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of any Borrower from any of the Obligations or any liabilities under the Prior Loan Agreement or any of the security agreements, pledge agreements, mortgages, guaranties or other Loan Documents executed in connection therewith. Each Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date all references in any such Loan Document to the “Loan and Security Agreement”, the “Loan Agreement” the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Prior Loan Agreement shall mean the Prior Loan Agreement as superseded by this Agreement; and (ii) confirms and agrees that to the extent that the Prior Loan Agreement or any Loan Document executed in connection therewith purports to assign or pledge to the Lender, or to grant to the Lender a security interest in or lien on, any collateral as security for the Obligations of Borrower or any guarantor from time to time existing in respect of the Prior Loan Agreement, such pledge, assignment or grant of the security interest or lien is hereby ratified and confirmed in all respects and shall remain effective as of the first date it became effective.

12.19.      Waiver and Release. Each of the Borrowers hereby acknowledges and agrees that as of the date hereof it has no offsets, defenses, causes of action, suits, damages, claims, or counterclaims against Lender, or their respective officers, directors, employees, attorneys, representatives, shareholders, predecessors, successor, and assigns (collectively, the “Released Parties”) with respect to, in connection with, or arising from, this Agreement, the other Loan Documents, the Assignment, any contracts, promises, commitments or other agreements to provide, arrange for, or obtain loans or other financial accommodations to or for Borrowers, or otherwise, and that if any of the Borrowers now has, or ever did have, any offsets, defenses, causes of action, suits, damages, claims, or counterclaims against one or more of the Released Parties, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and each of the Borrowers hereby RELEASES the Released Parties from any liability therefor.

13	DEFINITIONS

13.1        Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting and the singular includes the plural. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

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“Advance” or “Advances” means an advance (or advances) under the Revolving Line into an account of Borrower.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the result of the amount available under the Borrowing Base; minus (c) the outstanding principal balance of any Advances.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Base” is (a) 75% of Eligible Accounts for all Borrowers, as determined by Lender from Borrower’s most recent Borrowing Base Certificate, plus (b) up to 75% of Eligible Inventory purchased from Lender for all Borrowers and up to 25% of Eligible Inventory purchased from third parties for all Borrowers, as determined by Lender from Borrower’s most recent Borrowing Base Certificate, provided, however, that Lender may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Lender, may adversely affect the Collateral. The Borrowing Base shall be reduced by $12,292 until the tax liens filed in California are released. The Borrowing Base shall not be separately calculated for any individual Borrower.

“Borrowing Base Certificate” is that certain certificate included within each Transaction Report.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors or other appropriate body and delivered by such Person to Lender approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as Exhibit A to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Lender may conclusively rely on such certificate unless and until such Person shall have delivered to Lender a further certificate canceling or amending such prior certificate.

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“Business Day” is any day that is not a Saturday, Sunday or a day on which Lender is closed or, in the case of Sunetric, a Hawaiian bank holiday.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) Lender’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of Colorado; provided that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Colorado, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” means the WF Collateral Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

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“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Lender pursuant to which Lender obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Advance or other extension of credit by Lender for Borrower’s benefit under this Agreement.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.3(b).

“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Domestic Subsidiary” is any Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Lender at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Effective Date” is defined in the preamble hereof.

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“Eligible Accounts” are Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3 and shall expressly include:

	Maximum Days Since Invoice Date	% Eligible

1. Residential, small commercial, and large commercial customers of Borrower, other than those Accounts listed in numbers 2-6 below.	<90 days >90 days	100% 0%

2. Commercial Retention for the Stockton School District Project	N/A > later of 7/31/16 or 270 days > later of 9/30/16 or 360 days	100% 50% 0%

3. Specific commercial receivables – Stockton Unified School District	N/A > later of 7/31/16 or 270 days > later of 9/30/16 or 360 days	100% 50% 0%

4. Specific commercial receivable – Kona Resort	N/A > 180 > 270 > 360	100% 50% 20% 0%

5. State Rebates	<=120 days > 120 days >270 >360	100% 80% 40% 0%

6. State related Lease/Loan Programs	< 120 days	100%

7. Only for Items 5 & 6	Cross-age	80%

8. Accounts with respect to the lease portfolio owned or originated by Finco	N/A	3%

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Lender reserves the right at any time and from time to time after the Effective Date after consultation with the Borrower and upon thirty (30) days’ advance notice to Borrower, to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Without limiting the fact that the determination of which Accounts are eligible for borrowing is a matter of Lender’s good faith judgment, the requirements listed above and the following (“Minimum Eligibility Requirements”) are the minimum requirements for an Account to be an Eligible Account. Unless Lender agrees otherwise in writing, Eligible Accounts shall not include:

(a)          Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(b)          Accounts, which are not State Rebates or State Lease or Loan Programs, or other Accounts specifically addressed in the chart above, owing from an Account Debtor, in which fifty percent (50%) or more of the Accounts have not been paid within ninety (90) days (one hundred twenty (120) days for rebate accounts of the Borrowers, as approved by Lender, on a case-by-case basis), of invoice date;

(c)          [Reserved]

(d)          [Reserved]

(e)          Accounts owing from an Account Debtor which does not have its principal place of business in the United States unless such Accounts are otherwise Eligible Accounts and the Lender approves of in writing;

(f)           Accounts owing from an Account debtor in which Lender does not have a first priority, perfected security interest or other enforceable Lien;

(g)          Accounts billed and/or payable outside of the United States (sometimes called foreign invoiced accounts);

(h)          Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(i)           Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Lender and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

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(j)           Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(k)          Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(l)           Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(m)         Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(n)          Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Lender, Borrower, and the Account Debtor have entered into an agreement acceptable to Lender in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(o)          Accounts for which the Account Debtor has not been invoiced; provided that, Accounts for which Account Debtors have entered into contractual arrangements providing for payments thereunder but are not invoiced in the Borrower’s ordinary course of business shall not be excluded under this subsection;

(p)          Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(q)          [Reserved];

(r)           Accounts arising from chargebacks, debit memos or other payment deductions taken by an Account Debtor;

(s)          Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);

(t)           Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(u)          Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue); provided that, Accounts that are otherwise Eligible Accounts that contain Deferred Revenue related to milestone billings, percentage of completion based contracts or prepaid maintenance shall not be excluded herefrom;

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(v)          Accounts owing from an Account Debtor, whose total obligations to Borrower exceed forty percent (40%) of all Accounts, for the amounts that exceed that percentage, unless Lender approves in writing;

(w)          Accounts for which Lender in its good faith business judgment determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices; and

(x)           other Accounts Lender deems ineligible in the exercise of its good faith business judgment.

“Eligible Inventory” means Inventory, except Inventory that is obsolete, damaged, contaminated, discontinued, slow moving (based on Lender’s industry knowledge and sole discretion), in transit, fabricated parts, consigned, supplies and packaging, subject to any prior security interest, purchased or manufactured pursuant to a license agreement, stored at any location comprising less than five percent (5%) of the total inventory, acquired in the ordinary course of Borrower’s business. Lender reserves the right at any time and from time to time after the Effective Date after consultation with the Borrower and upon thirty (30) days’ advance notice to Borrower, to adjust any of the criteria or to establish new criteria in its good faith business judgment for Eligible Inventory.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Finco” means RGS Financing, Inc.

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” is any Subsidiary which is not a Domestic Subsidiary.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

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“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central Lender or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any selfregulatory organization.

“Guarantor” is any present or future guarantor of the Obligations.

“Guaranty” is any present or future agreement pursuant to which any Guarantor agrees to guaranty the Obligations of Borrower to Lender.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) lease obligations required to be treated as capital lease obligations under GAAP as of the Effective Date, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of Borrower’s and Guarantor’s right, title, and interest in and to the following:

(a)          its Copyrights, Trademarks and Patents;

(b)          any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)          any and all source code;

(d)          any and all design rights which may be available to a Borrower;

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(e)          any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)          all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“IP Agreement” is each of (i) that certain Intellectual Property Security Agreement executed and delivered by certain of the Borrower to Lender dated as of the Fourth Loan Modification Effective Date and (ii) that certain Intellectual Property Security Agreement executed and delivered by certain of the Borrower to Lender dated as of the Sixth Loan Modification Effective Date.

“IRS” means the Internal Revenue Service of the United States of America.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above, but excluding any inventory subject to a purchase money security interest or a secured interest prior to Lender’s, except to the extent Lender gives prior written approval.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Lender” is defined in the preamble hereof.

“Lender Account” is defined in Section 2.5(b)(vi).

“Lender Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings).

“Loan Documents” are, collectively, this Agreement, any Guaranty, any Security Agreement, the Perfection Certificate, any Warrant, the Subordination Agreement, the IP Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower and any Guarantor and/or for the benefit of Lender with respect to Indebtedness, all as amended, restated, or otherwise modified.

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“Material Adverse Change” is (a) a material impairment in the perfection or priority of Lender’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; (c) a material impairment of the prospect of repayment of any portion of the Obligations or (d) Lender determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

“Minimum Eligibility Requirements” is defined in the defined term “Eligible Accounts”.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Lender Expenses and other amounts Borrower owes Lender now or later, under this Agreement, or the Loan Documents, including, without limitation, including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Lender, and to perform Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment” means all checks, wire transfers and other items of payment received by Lender (including proceeds of Accounts and payment of all the Obligations in full) for credit to Borrower’s outstanding Credit Extensions.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)          Borrower’s Indebtedness to Lender under this Agreement and the other Loan Documents;

(b)          Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c)          Subordinated Debt;

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(d)          unsecured Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business;

(e)          capital lease obligations in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000); and

(f)           the notes issued in the Note Financing.

(g)          extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)          Investments shown on the Perfection Certificate and existing on the Effective Date;

(b)          Cash Equivalents,

(c)          Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business;

(d)          Investments consisting of deposit accounts in which Lender has a perfected security interest;

(e)          Investments (i) by Borrower in Subsidiaries not to exceed Fifty Thousand Dollars ($50,000) in the aggregate in any fiscal year and (ii) by Subsidiaries in other Subsidiaries not to exceed Fifty Thousand Dollars ($50,000) in the aggregate in any fiscal year or in Borrower;

(f)           Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors;

(g)          Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

(h)          Investments of RGS in Finco; and

(i)           Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary.

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“Permitted Liens” are:

(a)          Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)          Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)          purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Fifty Thousand Dollars ($50,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)          Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Fifty Thousand Dollars ($50,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)          Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)           Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)          leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Lender a security interest;

(h)          non-exclusive license of Intellectual Property granted to third parties in the ordinary course of business; and

(i)           Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7.

(j)           Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Lender has a perfected security interest in the amounts held in such deposit and/or securities accounts;

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(k)          Liens in favor of Finco;

(l)          any lien for which Lender has taken as reserve on the Borrowing Base, it being acknowledged and agreed that Lender will put a $12,292 reserve on the Borrowing Base calculation with respect to the tax liens filed in California until such filings shall be released; and

(m)          Liens on any other control accounts set up for the proceeds of the Note Financing not yet required to be released to Borrower.

(n)          other Liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a material adverse effect on Borrower and its Subsidiaries taken as a whole and not having any priority over the Lien in favor of Lender.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” shall be the most recently published “prime rate” by the Wall Street Journal.

“Prior Loan Agreement” is defined in the recitals hereto.

“Qualified Cash” as of any date of determination, the Borrower’s unrestricted cash and unrestricted Cash Equivalents held at Lender or at financial institutions in the United States in which Lender has perfected its security interest in such cash and Cash Equivalents with an appropriate Control Agreement, in favor of Lender, and in form and substance acceptable to Lender, in its discretion.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Advances, which would otherwise be available to Borrower under the lending formulas: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets or business of Borrower or any guarantor, or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Lender’s good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any guarantor to Lender is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

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“Responsible Officer” is any of the Chief Executive Officer, President, Principal Financial Officer and Controller of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Lender’s right to sell any Collateral.

“Revolving Line” is an Advance or Advances in an amount (a) initially, not to exceed Five Million Dollars ($5,000,000) outstanding at any time, (b) at any time after October 1, 2016, not to exceed Four Million Dollars ($4,000,000) outstanding at any time, and (c) at any time after December 31, 2016, not to exceed Three Million Dollars ($3,000,000).

“Revolving Line Maturity Date” is March 31, 2017.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Security Agreement” is any present or future agreement pursuant to which any Person agrees to grant Lender a lien on such Person’s assets as security for the repayment of the Obligations of Borrower owed to Lender.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Solar Solutions Receivable Amount” means $1,675,134.05 as of February 4, 2016.

“Subordination Agreement” is the collective reference each subordination, intercreditor or similar agreement entered into by Lender and any creditor of Borrower.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Lender (pursuant to subordination, intercreditor, or other similar agreement in form and substance satisfactory to Lender entered into between Lender and the other creditor), on terms acceptable to Lender.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower or Guarantor.

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“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transaction Report” is the Lender’s standard reporting package provided by Lender to Borrower.

“Transfer” is defined in Section 7.1.

“Unused Revolving Line Facility Fee” is defined in Section 2.4(d).

“Warrant” means any warrant executed by Lender and Borrower.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER

REAL GOODS ENERGY TECH, INC.	REAL GOODS SYNDICATED, INC.

By:	By:
Name: Dennis Lacey	Name: Dennis Lacey

Title: Chief Executive Officer	Title: Chief Executive Officer

REAL GOODS SOLAR, INC.	ALTERIS RENEWABLES, INC.

By:	By:
Name: Dennis Lacey	Name: Dennis Lacey

Title: Chief Executive Officer	Title: Chief Executive Officer

MERCURY ENERGY, INC.	ELEMENTAL ENERGY, LLC

By:	By:
Name: Dennis Lacey	Name: Dennis Lacey

Title: Chief Executive Officer	Title: Chief Executive Officer

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REAL GOODS SOLAR, INC. – MERCURY SOLAR	SUNETRIC MANAGEMENT LLC

By:	By:
Name: Dennis Lacey	Name: Dennis Lacey

Title: Chief Executive Officer	Title: Chief Executive Officer

RGS FINANCE, INC.

By:
Name:

Title:

LENDER:

SOLAR SOLUTIONS AND DISTRIBUTION, LLC

By:
Name:
Title:

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EXHIBIT A

COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

For the avoidance of doubt, “Collateral” excludes Bank of Hawaii account # Account #0091-364239 and any other control accounts set up for the proceeds of the Note Financing not yet required to be released to Borrower.

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EXHIBIT B

OPINION OF BORROWER’S COUNSEL

March ___, 2016

Solar Solutions and Distribution, LLC

8450 East crescent Parkway, Suite 200

Greenwood Village, CO 80111-2816

Ladies and Gentlemen:

We have acted as special counsel to Real Goods Energy Tech, Inc., a Colorado corporation, Alteris Renewables, Inc., a Delaware corporation, Real Goods Syndicated, Inc., a Delaware corporation, Mercury Energy, Inc., a Delaware corporation, Real Goods Solar, Inc. – Mercury Solar, a New York corporation, Sunetric Management LLC, a Delaware limited liability company, Real Goods Solar, Inc., a Colorado corporation and RGS Financing, Inc., a Colorado corporation (collectively, the “Opinion Parties”), in connection with the execution and delivery of the Amended and Restate Loan and Security Agreement, dated as of the date hereof (the “Loan Agreement”) by and among the Opinion Parties and Solar Solutions and Distribution, LLC, a Colorado limited liability company (“Lender”). We have also acted as special counsel on a limited basis to Elemental Energy, LLC, a Hawaii limited liability company (“Elemental Energy”), in connection with the Loan Agreement. This opinion is being delivered to you pursuant to Section 3.1(d) of the Loan Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Loan Agreement.

For the purpose of rendering this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of the following records, documents, instruments and certificates, each dated as of the date hereof except as otherwise noted:

(i)	the Loan Agreement;

(ii)	the UCC financing statements in the forms attached hereto as Exhibit A, to be filed in the office of the Secretary of State of Colorado, the Secretary of State of California, the Secretary of State of Delaware, the Secretary of State of Hawaii, and the Secretary of State of New York (collectively, the “Filing Offices”), listing Lender, as secured party (collectively, the “Financing Statements”);

(iii)	the certificates of formation and articles of incorporation, as applicable, and limited liability company agreements and bylaws, as applicable, of each of the Opinion Parties, each as amended to date (collectively, the “Governing Documents”);

(iv)	the Certificates of Good Standing issued by the office of the Secretary of State of Colorado, California, Delaware, Hawaii and New York, as applicable, with respect to the good standing of each of the Opinion Parties on such date (collectively, the “Good Standing Certificates”);

(v)	such limited liability company or corporate records, proceedings, minutes, consents, actions and resolutions of the Opinion Parties as we have deemed necessary as a basis for the opinions expressed below, including, without limitation, the resolutions of the members, managers, and board of directors, as applicable, of each of the Opinion Parties authorizing and approving the execution and delivery of the Transaction Document (as defined below) to which it is a party, the performance by each of the Opinion Parties of its obligations thereunder and the consummation of the transactions contemplated thereby (the “Transactions”); and

(vi)	the certificate, dated of even date herewith, of an officer, manager or member, or an officer of a manager or member, as applicable, of each of the Opinion Parties, with respect to certain factual matters and any other certificates delivered by or on behalf of any of the Opinion Parties in connection with the closing of the Transactions (collectively, the “Certificates”).

Solar Solutions and Distributions, LLC

March __, 2016

The document listed in subparagraphs (i) above is hereinafter referred to as the “Transaction Document.”

We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion letter, except where a statement is qualified as to knowledge or awareness, in which case we have made no or limited inquiry as specified below. Without limitation of the rest of this paragraph, we are not generally familiar with the business, records, transactions or activities of the Opinion Parties. Our knowledge of the business, records, transactions and activities of the Opinion Parties is limited to the information that has been brought to our attention by officers, managers and members, as the case may be, and other representatives of the Opinion Parties or by those matters, records and agreements revealed to us by the Opinion Parties in response to our inquiries. While nothing has come to our attention which has led us to conclude that such information, taken as a whole, is materially inaccurate, we make no representation concerning the scope or adequacy of such review or such inquiries except to the extent we have deemed necessary or appropriate to render the opinions set forth herein, or concerning the accuracy or completeness of the responses to such inquiries. We have been furnished with, and with your consent have relied upon, certificates, including, without limitation, the Certificates, and assurances of the officers, managers and members, as the case may be, and other representatives of the Opinion Parties, and of public officials, as we have deemed necessary for the purpose of rendering the opinions set forth herein. As to questions of fact material to our opinions, we have also relied upon the statements of fact and the representations and warranties as to factual matters contained in the documents we have examined; however, except as otherwise expressly indicated, we have not been requested to conduct, nor have we undertaken, any independent investigation to verify the content or veracity thereof or to determine the accuracy of any statement, and no inference as to our knowledge of any matters should be drawn from the fact of our representation of the Opinion Parties.

Without limiting the generality of the foregoing, in issuing this opinion letter, we have, with your permission, assumed without independent verification that (i) all authorizations, approvals, actions, orders, licenses, permits and consents of or from, and notices to or filings or registrations with, any governmental or regulatory authority in any jurisdiction other than the States of Delaware, Colorado, California and New York, that are required in connection with the execution and delivery by any person of the Transaction Document, the performance by any party of its obligations thereunder and the consummation of the Transactions, have been obtained, taken, received or made, and are in full force and effect; (ii) the statements of fact and all representations and warranties set forth in the documents we have examined are true and correct as to factual matters; (iii) each party to the Transaction Document other than the Opinion Parties has been duly organized, is validly existing and in good standing under the laws of its jurisdiction of organization and is registered or qualified to do business in each jurisdiction where required to do so; (iv) each party to the Transaction Document other than the Opinion Parties has the power and authority to execute, deliver and perform its obligations under, and has duly authorized, executed and delivered, the Transaction Document to which it is a party; (v) the execution and delivery of the Transaction Document by each party thereto other than the Opinion Parties and the performance by each party to the Transaction Document other than the Opinion Parties of its obligations under the Transaction Document do not violate such party’s governing documents or any applicable law; (vi) except to the extent set forth in numbered opinion paragraph 4 below, the obligations of each party set forth in the Transaction Document are its valid and binding obligations, enforceable against such party in accordance with their respective terms; (vii) each natural person executing any document has sufficient legal capacity to do so and to enter into and perform the transactions contemplated thereby; (viii) all documents that we examined accurately describe and contain the mutual understanding of the parties thereto and there are no oral or written agreements or understandings, and there is no course of prior dealing between or among any of the parties, that would in any manner vary or supplement the terms and provisions of such documents, or of the relationships set forth therein, or which would constitute a waiver of any of the provisions thereof by the actions or conduct of the parties or otherwise, or which would have any effect on the opinions rendered herein; (ix) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (x) all limited liability company and corporate records made available to us by the Opinion Parties, and all public records we have reviewed, are accurate and complete.

Solar Solutions and Distributions, LLC

March __, 2016

Whenever a statement herein is qualified by the phrase “to our knowledge” or “known to us” or a similar phrase, we have, with your consent, advised you concerning only the conscious awareness of facts in the possession of those attorneys who are currently members of or associated with this firm and who have performed legal services on behalf of the Opinion Parties in connection with the Transactions.

As used herein, all references to (i) “Applicable Delaware Law” are to the text of the Delaware Limited Liability Company Act as in effect on the date hereof, the Delaware General Corporation Law, and the Delaware UCC (as defined below), without regard to any regulations with respect thereto or promulgated thereunder, any judicial or administrative interpretations thereof, or any other requirements of Delaware law; (ii) “Applicable Colorado Law” are to the text of the Colorado Revised Statutes as in effect on the date hereof and the Colorado UCC (as defined below), without regard to any regulations with respect thereto or promulgated thereunder, any judicial or administrative interpretations thereof, or any other requirements of Colorado law; (iii) “Applicable New York Law” are to those laws, statutes, rules and regulations of the State of New York, including the New York UCC (as defined below), which we, in the exercise of our customary professional diligence, recognize as being applicable to the Opinion Parties and the Transactions; (iv) “Applicable California Law” are to those statutes, rules and regulations of the State of California, including the California UCC (as defined below) in effect on the date hereof which we, in the exercise of our customary professional diligence, recognize as being directly applicable to the Opinion Parties and the Transactions; (v) “Applicable Federal Law” are to those laws, statutes, rules and regulations of the United States federal government which we, in the exercise of our customary professional diligence, recognize as being applicable to the Opinion Parties and the Transactions; (vi) “Applicable Law” are to Applicable Delaware Law, Applicable Colorado Law, Applicable New York Law, Applicable California Law and Applicable Federal Law; (vii) “Governmental Authorities” are to the governmental and regulatory authorities, bodies, instrumentalities and agencies and the courts of the States of Delaware, Colorado, New York and California excluding any political subdivisions and local agencies thereof, having jurisdiction over the Opinion Parties; (viii) “Applicable Order” are to any order, writ, judgment, injunction or decree issued by any Governmental Authority under Applicable Law known to us, without investigation or inquiry (other than of the Opinion Parties) to be presently in effect and by which any of the Opinion Parties is bound or to which it is subject; (ix) “Delaware UCC” and sections thereof are to the Uniform Commercial Code as adopted in the State of Delaware, based solely on our review of the CCH Secured Transactions Guide (last updated as of [November 17, 2015]) with respect thereto, without regard to any regulations with respect thereto or judicial or administrative interpretations thereof; and (x) “Colorado UCC” and sections thereof are to the Uniform Commercial Code as adopted in the State of Colorado; (xi) “New York UCC” and sections thereof are to the Uniform Commercial Code as adopted in the State of New York, based solely on our review of the CCH Secured Transactions Guide (last updated as of [November 17, 2015]) with respect thereto, without regard to any regulations with respect thereto or judicial or administrative interpretations thereof; (xii) “California UCC” and sections thereof are to the Uniform Commercial Code as adopted in the State of California, based solely on our review of the CCH Secured Transactions Guide (last updated as of [November 17, 2015]) with respect thereto, without regard to any regulations with respect thereto or judicial or administrative interpretations thereof; and (xiii) “Hawaii UCC” and sections thereof are to the Uniform Commercial Code as adopted in the State of Hawaii, based solely on our review of the CCH Secured Transactions Guide (last updated as of [November 17, 2015]) with respect thereto, without regard to any regulations with respect thereto or judicial or administrative interpretations thereof.

For the avoidance of confusion, we give no opinions with respect to any laws of the State of Hawaii other than the Hawaii UCC as it relates to opinion paragraph 6.

Solar Solutions and Distributions, LLC

March __, 2016

Notwithstanding any provisions of the Transaction Document or any opinion set forth herein, we express no opinion as to matters governed by any laws other than Applicable Law. We do not purport to be experts on, or to express any opinion with respect to the applicability thereto or to the effect thereon of, any local law or the laws, rules or regulations of local governmental departments or local governmental agencies in any jurisdiction. We are not admitted to practice in the State of Delaware or the State of Hawaii and have not obtained opinions of counsel admitted in such state with respect to the opinions set forth herein. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents, filings or other authorizations or approvals as may be required by, any state securities or “Blue Sky” laws, rules or regulations, or any federal or state banking, antitrust, environmental, land use, bankruptcy or insolvency laws, rules or regulations.

Based upon the foregoing, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

1.           Each of the Opinion Parties is validly existing and in good standing under the laws of the State of its formation.

2.           Each of the Opinion Parties has the limited liability company or corporate power and authority to execute, deliver and perform its obligations under the Transaction Document to which it is a party.

3.           The execution and delivery by each of the Opinion Parties of the Transaction Document to which it is a party and the performance by such Opinion Party of its obligations thereunder have been duly authorized by such Opinion Party.

4.           To the extent governed by New York law, the Transaction Document to which an Opinion Party and Elemental Energy is a party constitutes the valid and binding obligation of such Opinion Party, enforceable against such Opinion Party or Elemental Energy in accordance with its terms.

5.           To the extent governed by New York law, the Transaction Document creates a valid security interest in favor of the Lender, in that portion of the collateral (as defined in the Transaction Document) in which each of the Opinion Parties and Elemental Energy has rights and which is described in the Transaction Document and constitutes property in which a security interest can be granted and created under Article 9 of the New York UCC (such property, the “Code Collateral”).

6.           Each of the Financing Statements is in proper form for filing in the applicable Filing Office. Upon the proper filing of the Financing Statements in the applicable Filing Office, the security interests created by the Transaction Document in the Code Collateral in which each of the Opinion Parties and Elemental Energy has rights and that is described in the respective Financing Statements will be perfected to the extent a security interest in such Code Collateral may be perfected by filing a financing statement in the applicable Filing Office under the provisions of the Delaware UCC, New York UCC, Colorado UCC, California, or Hawaii UCC, as applicable.

The opinions expressed herein are subject to and further limited by the following qualifications, exceptions, limitations, restrictions and assumptions:

(A)    Our opinion set forth in numbered opinion paragraph 1 above is based solely upon our review of the Good Standing Certificates, and we have conducted no other investigation and made no other inquiry, nor have we reviewed any other records or documents, for purposes of issuing such opinion.

(B)     The opinions contained herein are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, anti-deficiency, and other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, the federal Bankruptcy Code, the Uniform Fraudulent Transfer Act, and any other laws relating to fraudulent conveyances, distributions and transfers. In addition, such opinions are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, public policy, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and the exercise of judicial discretion in accordance with New York court decisions and statutes.

Solar Solutions and Distributions, LLC

March __, 2016

(C)     To the extent that any opinion herein relates to the enforceability of any provision in the Transaction Document regarding the choice of New York law as the law governing the Transaction Document, such opinion is rendered in reliance upon Section 5-1401 of the New York General Obligations Law and is subject to the qualification that the enforceability of any such provision may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of any such provision, or of a judgment upon an agreement containing any such provision, is sought.

(D)     We express no opinion as to:

(i)          any provision (a) requiring that a waiver, consent, discharge or amendment be in writing in order to be effective, (b) purporting to disavow that the waiver of the right to enforce a provision on one or more occasions can constitute a waiver of the right to enforce the same or similar provisions on other occasions, or (c) to the effect that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies;

(ii)         any provision purporting to exculpate, release or indemnify any party from or against, or waive or otherwise limit liability for, or establish non-culpability of any lienholder for, any liability, loss or action, regardless of that party’s own misconduct, negligence or tortious conduct;

(iii)        any provision purporting to (a) grant a party the right to collect attorneys’ fees,

expenses or costs from any other party in any action between or among them which is ultimately decided in favor of such other party and against the first party, or (b) consent in advance to the appointment of a receiver;

(iv)        any provision providing for exclusive jurisdiction of particular courts or purporting to waive, alter or limit, or restrict access to (a) legal or equitable rights and remedies, including, without limitation, competent jurisdiction, venue, the manner or method of service of process, and objections to the laying of venue or forum on the basis of forum non conveniens, or (b) statutory rights, including, without limitation, the waiver or release of, or the agreement not to assert, setoffs, claims, counterclaims, defenses (including, without limitation, any applicable statute of limitations), causes of action, rights or remedies, and the right to receive notice or to be allowed to cure, reinstate or redeem in the event of default;

(v)         any provisions that constitute forum selection clauses in the federal courts or the courts of any state other than New York State courts;

(vi)        any provision that (a) liquidates damages for the breach of a contract, or (b) provides for the payment of a penalty; or

(vii)       the enforceability of any document or provision in any document which is referred to in the Transaction Document or incorporated by reference therein, which is not set forth in its entirety therein (other than another Transaction Document).

(E)      We express no opinion as to:

(i)           title to any collateral in which a security interest is granted, the nature or extent of the rights, title or interest of the applicable Opinion Parties in or to any of the Code Collateral, or the priority of any security interest created or purported to be created in the Code Collateral by the Security Agreement or, to the extent that the enforceability of any security interest is dependent upon the priority thereof, the enforceability of such security interest;

Solar Solutions and Distributions, LLC

March __, 2016

(ii)          the creation of any Lien on any collateral to which Article 9 of the New York UCC does not apply;

(iii)         the perfection of any Lien on any Code Collateral with respect to which a security interest cannot be perfected by the filing of a financing statement under the Delaware UCC, Colorado UCC, California UCC, Hawaii UCC, or New York UCC, as applicable;

(iv)        any provision that purports to (a) continue or reinstate any security interest after all Obligations have been paid in full, or (b) waive any provision referred to in Sections 1–302 and 9–602 of the New York UCC;

(v)         any Lien on Code Collateral consisting of claims against any government or governmental agency (including, without limitation, the United States of America or any state thereof or any agency or department of the United States of America or state thereof), or the perfection thereof;

(vi)        the perfection of any Lien on copyrights, patents, trademarks, service marks or other intellectual property of the Opinion Parties, or the proceeds thereof, other than under the Delaware UCC, Colorado UCC, California UCC, Hawaii UCC, or New York UCC, as applicable;

(vii)       the ability of the Lender to recover any deficiency following the disposition of the Code Collateral to the extent such remedy is limited by Section 9–626 of the New York UCC;

(viii)      any Lien on Code Collateral consisting of commercial tort claims or cooperative interests (as such terms are defined in Section 9–108(e)(1) and (3) of the New York UCC), or the perfection thereof; or

(ix)         any purported grant of a security interest using overbroad or supergeneric terms, such as “all other property,” “all assets” or the like, which are ineffective in accordance with Section 9–108(c) of the New York UCC (although we note that such descriptions are permitted with respect to collateral descriptions in the Financing Statements in accordance with Section 9–504 of the Delaware UCC).

(F)     We have assumed that:

(i)           with respect to the attachment of the security interest of Lender in the Code Collateral, value has been given within the meaning of Section 9–203(b)(1) of the New York UCC, the relevant Opinion Parties have sufficient rights to grant a security interest in such Code Collateral or the power to transfer rights therein to a secured party within the meaning of Section 9–203(b)(2) of the New York UCC, and one of the conditions set forth in Section 9–203(b)(3) of the New York UCC has been met;

(ii)          the Financing Statements will be properly filed and indexed by the applicable Filing Office; and

(iii)         none of the Code Collateral consists or will consist of consumer goods, equipment used in farming operations, farm products, crops, timber, minerals and the like (including, without limitation, oil and gas) or accounts or general intangibles resulting from the sale thereof.

The opinions expressed herein are based upon Applicable Law in effect and the facts in existence as of the date of this opinion letter. In delivering this opinion letter to you, we assume no obligation, and we advise you that we shall make no effort, to update the opinions set forth herein, to conduct any inquiry into the continued accuracy of such opinions, or to apprise any addressee hereof or its counsel or assignees of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this opinion letter, or of any change in any Applicable Law or any facts occurring after the date of this opinion letter, which may affect the opinions set forth herein. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

Solar Solutions and Distributions, LLC

March __, 2016

This opinion letter is solely for your benefit, information and use in connection with the closing of the Transactions as required by Section 3.1(e) of the Loan Agreement. This opinion letter may not be relied upon or used for any other purpose, or relied upon, quoted from or referred to by, or circulated or furnished to, any other Person for any purpose without our prior written consent in each instance, except that, subject to all qualifications, exceptions, limitations, restrictions and assumptions set forth herein, (i) any successor by merger or acquisition or permitted assign that becomes a secured party under the Loan Agreement in accordance with the express provisions thereof may rely on this opinion letter as if it were an addressee hereof on this date, and (ii) you may furnish a copy of this opinion letter (A) in connection with any judicial or arbitration process, (B) to any governmental, regulatory or other authority having jurisdiction over you, and (C) to independent auditors and attorneys for Lender; provided that, in each of the foregoing cases, the delivery of a copy of this opinion letter to any such Person shall not constitute a re-issuance or reaffirmation of any of the opinions set forth in this opinion letter as of any date after the date hereof.

Very truly yours,

Solar Solutions and Distributions, LLC

March __, 2016

Exhibit A

Financing Statements

[Attached]

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	LENDER	Date:

FROM:	REAL GOODS SOLAR, INC. ET. AL.

The undersigned authorized officer of REAL GOODS SOLAR, INC., et al. (the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Lender (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Lender. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

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Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Annual Audited Financial Statements	FYE within 120 days

A/R & A/P Agings	Monthly within 20 days	Yes No

Transaction Reports	Weekly and with each request for a Credit Extension	Yes No

Projections	Within 20 days of board approval (no later than 60 days after FYE)	Yes No

Daily/Weekly Cash Flow Projections	On the last Business Day of each month	Yes No

Deferred Revenue Report, Schedule of Assets with respect to 3rd party construction and financing arrangement (including performance bonds and bank statements)	Monthly within 30 days s	Yes No

Electronic viewing access to_________________ Account	Ongoing	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”) _____________________________________________________________________________________

Financial Covenant	Required	Actual	Complies

Maintain at all times (unless otherwise indicated), measured as indicated below:

Liquidity	$100,000	$______	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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REAL GOODS ENERGY TECH, INC., et al.	LENDER USE ONLY

Received by:

By:____

AUTHORIZED SIGNER

Name:__

Date:

Title:___

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

I.	Liquidity. (Section 6.9(a)).

Required: Maintain at all times, certified monthly by Borrower, the sum of (i) Qualified Cash plus (ii) the unused Availability Amount in an amount equal to or greater than One Hundred Thousand Dollars ($100,000).

Actual:

A.	Qualified Cash	$_______

B.	Unused Availability Amount	$_______

C	LIQUIDITY (line A plus line B)	$_______

Is line C equal to or greater than $100,000?

No, not in compliance	Yes, in compliance